                                                                  EXHIBIT 23.8.9

                  CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS

     The undersigned hereby consents to the inclusion of his name in this
Registration Statement on Form S-4 (File No. 33-          ) as a person to
become a director of ICN Merger Corp. upon the consummation of the merger involving ICN Merger Corp., ICN Pharmaceuticals, Inc., SPI Pharmaceuticals, Inc., Viratek, Inc. and ICN Biomedicals, Inc.

September 17, 1994                        /s/  THOMAS LENAGH
                                          ----------------------------------
                                          Thomas Lenagh